                                                                      Exhibit 21

SUBSIDIARIES OF REGISTRANT

                                                                                                    % of Voting
                                                                                                     Securities
                                                                                                   Owned by its
                                                                               Jurisdiction of        Immediate
Name of Corporation                                                              Incorporation           Parent(1)
- ---------------------------------------------------------------------------------------------------------------
Starr                                                                                 Delaware                  (2)
SICO                                                                                    Panama                  (2)
  AIG (Registrant)(3)                                                                 Delaware                  (4)
    AICCO                                                                        New Hampshire              100%
    AIG Asset Management Group, Inc.                                                  Delaware              100%
    AIG Aviation, Inc.                                                                 Georgia              100%
    AIG Capital Corp.                                                                 Delaware              100%
    AIG Capital Management Corp.                                                      Delaware              100%
    AIG Capital Partners, Inc.                                                        Delaware              100%
    AIG Claim Services, Inc.                                                          Delaware              100%
    AIG Consumer Finance, Inc.                                                        Delaware              100%
    AIG Financial Products Corp.                                                      Delaware              100%
    AIG Funding, Inc.                                                                 Delaware              100%
    AIG Global Investment Group, Inc.                                                 Delaware              100%
    AIG Life Insurance Company                                                        Delaware             78.9%(5)
    AIG Life Insurance Company of Puerto Rico                                      Puerto Rico              100%
    AIG Marketing, Inc.                                                               Delaware              100%
    AIG Realty, Inc.                                                             New Hampshire                  (6)
      American International Realty Corp.                                             Delaware              100%
    AIG Risk Management, Inc.                                                         New York              100%
    AIG Trading Group Inc.                                                            Delaware               80%
    AIU Insurance Company                                                             New York               52%(7)
    AIU North America, Inc.                                                           New York              100%
    American International Underwriters Corporation                                   New York              100%
    American Home                                                                     New York              100%
      AIG Hawaii Insurance Company, Inc.                                                Hawaii              100%
      American International Insurance Company                                        New York              100%
        American International Insurance Company of California                      California              100%
        Minnesota Insurance Company                                                  Minnesota              100%
      Transatlantic Holdings, Inc.                                                    Delaware            34.12%(8)
    American International Group Data Center, Inc.                               New Hampshire              100%
    American International Life Assurance Company of New York                         New York            77.52%(9)
    American International Reinsurance Company Limited                                 Bermuda              100%
      AIA                                                                            Hong Kong              100%
        Australian American Assurance Company Limited                                Australia              100%
      American International Assurance Company (Bermuda) Limited                       Bermuda              100%
      Nan Shan Life Insurance Company, Ltd.                                             Taiwan            94.12%
    AIUO                                                                               Bermuda              100%
      AIG Europe (Ireland) Ltd.                                                        Ireland              100%
      Universal Insurance Co., Ltd.                                                   Thailand              100%
      Interamericana Compania de Seguros Gerais (Brazil)                                Brazil              100%
      La Seguridad de Centroamerica, Compania de Seguros, Sociedad Anonima           Guatemala              100%
      American International Insurance Company of Puerto Rico                      Puerto Rico              100%
      La Interamerica Compania de Seguros Generales S.A.                              Colombia              100%
      American International Underwriters G.m.b.H.                                     Germany              100%
      Underwriters Adjustment Company, Inc.                                             Panama              100%
    American Life Insurance Company                                                   Delaware              100%
      Kenya American Insurance Company Limited                                           Kenya              100%
      ALICO                                                                             France               89%

                                                                                                    % of Voting
                                                                                                     Securities
                                                                                                   Owned by its
                                                                           Jurisdiction of            Immediate
Name of Corporation                                                          Incorporation               Parent(1)
- ---------------------------------------------------------------------------------------------------------------
    Birmingham Fire Insurance Company of Pennsylvania                        Pennsylvania                   100%
    China America Insurance Company, Ltd.                                        Delaware                    50%
    Commerce and Industry Insurance Company                                      New York                   100%
    Commerce and Industry Insurance Company of Canada                             Ontario                   100%
    Delaware American Life Insurance Company                                     Delaware                   100%
    Hawaii Insurance Consultants, Ltd.                                             Hawaii                   100%
    The Insurance Company of the State of Pennsylvania                       Pennsylvania                   100%
    Landmark Insurance Company                                                 California                   100%
    Le Metropolitana de Seguros, C. por A.                             Dominican Republic                   100%
    Mt. Mansfield Company, Inc.                                                   Vermont                   100%
    National Union                                                           Pennsylvania                   100%
      American International Specialty Lines Insurance Company                     Alaska                    70%(10)
      International Lease Finance Corporation                                  California                   100%
      Lexington                                                                  Delaware                    70%(10)
        JI Accident & Fire Insurance Co. Ltd.                                       Japan                    50%
      National Union Fire Insurance Company of Louisiana                        Louisiana                   100%
    NHIG Holding Corp.                                                           Delaware                   100%
      Audubon Insurance Company                                                 Louisiana                   100%
        Audubon Indemnity Company                                             Mississippi                   100%
        Agency Management Corporation                                           Louisiana                   100%
          The Gulf Agency, Inc.                                                   Alabama                   100%
      New Hampshire                                                          Pennsylvania                   100%
        AIG Europe, S.A.                                                           France                       (11)
        A.I. Network Corporation                                            New Hampshire                   100%
          Marketpac International, Inc.                                          Delaware                   100%
        American International Pacific Insurance Company                         Colorado                   100%
        American International South Insurance Company                       Pennsylvania                   100%
        Granite State Insurance Company                                      Pennsylvania                   100%
        New Hampshire Indemnity Company, Inc.                                Pennsylvania                   100%
        Illinois National Insurance Co.                                          Illinois                   100%
        New Hampshire Insurance Services, Inc.                              New Hampshire                   100%
    PHILAM                                                                    Philippines                    99%
        Pacific Union Assurance Company                                        California                   100%
        The Philippine American General Insurance Company, Inc.               Philippines                   100%
          Philam Insurance Company, Inc.                                      Philippines                   100%
          The Philippine American Assurance Company, Inc.                     Philippines                    25%

                                                                                                    % of Voting
                                                                                                     Securities
                                                                                                   Owned by its
                                                                           Jurisdiction of            Immediate
Name of Corporation                                                          Incorporation               Parent(1)
- ---------------------------------------------------------------------------------------------------------------
Risk Specialist Companies, Inc.                                                   Delaware                  100%
Ticino Societa d' Assicurazioni Sulla Vita                                     Switzerland                 99.8%
20th Century Insurance Company of Arizona                                          Arizona                   51%
UeberseeBank, AG                                                               Switzerland                  100%
UGC                                                                         North Carolina                36.31%(12)
  United Guaranty Residential Insurance Company of North Carolina           North Carolina                  100%
  United Guaranty Residential Insurance Company                             North Carolina                   75%(13)
      United Guaranty Commercial Insurance Company of North Carolina        North Carolina                  100%
      United Guaranty Commercial Insurance Company                          North Carolina                  100%
      United Guaranty Credit Insurance Company                              North Carolina                  100%
United Guaranty Services, Inc.                                              North Carolina                  100%
- ---------------------------------------------------------------------------------------------------------------

(1)  Percentages include directors' qualifying shares.

(2) The directors and officers of AIG as a group own 88.17 percent of the voting common stock of Starr and 81.82 percent of the voting stock of SICO. Six of the directors of AIG also serve as directors of Starr and SICO.

(3) All subsidiaries listed except for minority-owned Transatlantic Holdings, Inc., which is included under the equity method, are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

(4)  The common stock is owned 16.0 percent by SICO, 2.4 percent by Starr and
      3.5 percent by The Starr Foundation.

(5)  Also owned 21.1 percent by Commerce & Industry Insurance Company.

(6)  Owned by 13 AIG subsidiaries.

(7) Also owned 8 percent by The Insurance Company of the State of Pennsylvania, 32 percent by National Union, and 8 percent by Birmingham.

(8)  Also owned 14.16 percent by American International Group, Inc.

(9)  Also owned 22.48% by American Home.

(10) Also owned 20 percent by The Insurance Company of the State of Pennsylvania and 10 percent by Birmingham.

(11) 100 percent to be held with other AIG companies.

(12) Also owned 45.88 percent by National Union, 16.95 percent by New Hampshire and 0.86 percent by The Insurance Company of the State of Pennsylvania.

(13) Also owned 25 percent by United Guaranty Residential Insurance Company of North Carolina.